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EXHIBIT 23.3

CONSENT OF PRICEWATERHOUSECOOPERS LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 5, 2004 relating to the financial statements, which appears in AXT, Inc.'s Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP
San Jose, California December 14, 2006

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CONSENT OF PRICEWATERHOUSECOOPERS LLP INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM